UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Career Education Corporation

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Career Education Corporation

Annual Meeting of Stockholders

May 14, 2013

Supplemental Information Regarding Proposals 1 and 2:

Election of Directors

and

Advisory Vote to Approve Executive Compensation

Explanatory Note

Commencing on or about May 4, 2013, Career Education Corporation (the “Company,” “we,” “us” or “our”) sent the following communication to certain stockholders of the Company.

Purpose of this Outreach

At our 2013 Annual Meeting of Stockholders, our stockholders will vote on Proposals 1 and 2 included in our proxy statement for our 2013 Annual Meeting (“2013 Proxy Statement”), which are the election of directors and a nonbinding stockholder advisory vote to approve executive compensation paid by us to our named executive officers. Our Board of Directors recommends a vote FOR the election of all of the nominees named in the 2013 Proxy Statement for election as directors and FOR the approval, on an advisory basis, of the executive compensation paid by us to our named executive officers, as described in the Compensation Discussion and Analysis included in the 2013 Proxy Statement.

ISS Proxy Advisory Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), proxy advisory firms, have recommended that stockholders vote against the election of Messrs. Devonshire, Gross, Jackson and Lally as directors pursuant to Proposal 1 and against Proposal 2. For the reasons set forth below and in our 2013 Proxy Statement, we strongly disagree with the recommendation of ISS and Glass Lewis and respectfully request that you vote FOR all of the director nominees named in Proposal 1 and FOR the approval of Proposal 2.

•

The Compensation Committee has structured the compensation program for our executive officers to reflect Company and the individual executive’s performance, align our executives’ interests with those of our long-term stockholders, motivate our executives to achieve our operational and strategic goals, and provide for upside and downside compensation potential based on our performance against pre-defined objectives.

•	ISS and Glass Lewis express concern regarding a disconnect between executive pay and corporate performance. Please note, however, that:

o	The Compensation Committee considered the challenges facing the Company and expected performance results when determining its 2012 compensation program, leading the Committee to, among other things, reduce the potential payments under our annual incentive program by 50% and reduce the long-term incentive award targets by 25%

o	While the Compensation Committee continued its focus on aligning pay and performance, in 2012 executive retention became an important objective, leading the Committee to dedicate a higher portion of the annual equity grant to time-based awards

o	Total 2012 CEO compensation is below the median CEO pay within both the ISS selected peer group and the Company defined peer group, and 3-year weighted average compensation for the CEO as well as the other named executive officers in the aggregate is below that for the Glass Lewis selected peer group

o	Weighted average 1- and 3-year CEO compensation is within the range that ISS indicates there is pay and performance alignment

o	As noted by ISS, 72% of our 2012 CEO equity pay was performance-based

•	ISS and Glass Lewis express concern regarding Compensation Committee communication and/or responsiveness. Please note, however, that:

o	We increased the scope of our outreach process with stockholders, targeting our 20 largest institutional investors

o	The Compensation Committee reviewed stockholder and other stakeholder feedback along with the results of the 2012 “Say-on-Pay” vote in making subsequent compensation decisions, including the design of 2013 compensation programs which align with our 2013 operating plan and three-year strategic plan and incorporate a long-term cash-based incentive award determined by relative Total Shareholder Return (“TSR”) over a three-year performance period

o	ISS notes that we disclose our metrics and goals for annual and long-term incentives, have a robust anti-hedging and pledging policy and have both a clawback policy and stock ownership guidelines

•	ISS expresses concern regarding our 2012 and 2013 CEO compensation arrangements. Please note, however, that:

o	Steven Lesnik’s role as president and Chief Executive Officer was of an interim nature and because of this he did not participate in our annual incentive award program during his tenure

o	As noted above, Mr. Lesnik’s total 2012 CEO compensation is below the median CEO pay within both the ISS selected peer group and the Company defined peer group

o	The separation of a CEO, compensating an interim CEO and recruiting a new CEO often require non-recurring compensation arrangements

o	The Board of Directors determined that it was in the best interests of the Company to retain Mr. Lesnik to facilitate a transition in connection with the engagement of a new, external CEO candidate given his knowledge of the Company and our industry

o	Due to the challenges facing the Company, it was important to structure compensation for a new external CEO to provide for both inducement and performance-based compensation

o	We believe the 2013 compensation arrangements entered into with Scott Steffey, the Company’s current President and Chief Executive Officer, are a reasonable pay package for inducing an external CEO candidate to join the Company

o	The terms of our 2012 and 2013 CEO compensation arrangements were the result of arms length negotiations with the assistance of an outside compensation consulting firm, and were approved by the Compensation Committee (which is comprised solely of independent directors) and by the full Board of Directors (a majority of which are independent)

•

Messrs. Devonshire, Gross, Jackson and Lally are the incumbent members of the Compensation Committee and the recommendation by ISS and Glass Lewis to withhold votes from these director nominees is related to their recommendation to vote against Proposal 2. For the reasons identified above and in our 2013 Proxy Statement, we strongly disagree with this recommendation.

We urge you to read the Compensation Discussion and Analysis section of the 2013 Proxy Statement, which discusses how our executive compensation programs, policies and procedures implement our executive compensation philosophy. As disclosed in the 2013 Proxy Statement, the Compensation Committee of our Board of Directors and the full Board of Directors believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving the Company’s goals.

Conclusion

Your vote is important. In light of the foregoing, we strongly recommend that you vote FOR all of the director nominees and FOR the approval, on an advisory basis, of the executive compensation paid by us to our named executive officers.

Thank you for your ongoing support of Career Education Corporation.

When the preceding communication was sent to certain stockholders via email, the following was included at the beginning thereof:

Georgeson is working with Career Education Corporation (ticker CECO), in advance of their annual shareholder meeting on May 14th. The company is providing supplemental information regarding proposals #1 and #2, election of directors and the advisory vote to approve executive compensation (see the direct link and text below from the SEC filing), and is now reaching out to their top institutional investors in an effort to discuss these proposals on the ballot.

CECO’s management team is very interested in speaking with you directly about this issue.

Please let me know when you are available for a call with CECO.

Thank you in advance.